Exhibit 1.1

KERZNER INTERNATIONAL LIMITED

2.375% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2024

PURCHASE AGREEMENT

March 30, 2004

DEUTSCHE BANK SECURITIES INC.
BEAR, STEARNS & CO. INC.
JP MORGAN SECURITIES INC.
CIBC WORLD MARKETS CORP.
WELLS FARGO SECURITIES, LLC
c/o Deutsche Bank Securities Inc.
60 Wall Street
New York, New York 10005

Ladies and Gentlemen:

Kerzner International Limited, an international business company organized under the laws of the Commonwealth of The Bahamas (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to you (the “Initial Purchasers”) $200,000,000 aggregate principal amount of its 2.375% Convertible Senior Subordinated Notes due 2024 (the “Firm Securities”), convertible into ordinary shares, par value $0.001 per share (the “Ordinary Shares”) of the Company and, at the election of Deutsche Bank Securities Inc., on behalf of the Initial Purchasers, up to an aggregate of $30,000,000 additional aggregate principal amount of 2.375% Convertible Senior Subordinated Notes due 2024 (the “Additional Securities”).  The Firm Securities and any Additional Securities purchased by the Initial Purchasers are referred to herein as the “Securities.”  The Securities will be issued pursuant to an indenture to be dated as of April 5, 2004 (the “Indenture”) between the Company and The Bank of New York, as trustee (the “Trustee”).

The Securities will be offered and sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “Act”), in reliance on an exemption therefrom.  The Company has prepared a preliminary offering memorandum, dated March 30, 2004 (such preliminary offering memorandum being hereinafter referred to as the “Preliminary Offering Memorandum”), and an offering memorandum, dated March 30, 2004 (such offering memorandum together with any document incorporated by reference therein, in the form first furnished to the Initial Purchasers for use in connection with the offering of Securities, being hereinafter referred to as the “Offering Memorandum”), setting forth information regarding the Company.  The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum and the Offering Memorandum in connection with the offering and resale of the Securities.  All capitalized terms used and not defined herein shall have the meaning set forth in the Offering Memorandum.

The Company understands that you propose to make an offering of the Securities on the terms set forth in the Offering Memorandum as soon as you deem advisable after this Agreement has been executed as delivered, to persons in the United States whom you reasonably believe to be qualified institutional buyers (“Qualified Institutional Buyers”) as defined in Rule 144A promulgated by the Securities and Exchange Commission (the “Commission”) under the Act, as such rule may be amended from time to time (“Rule 144A”), in a transaction under Rule 144A, provided that such offers and sales are made in the manner contemplated by Section 3.

The Initial Purchasers and their direct and indirect transferees of the Securities will be entitled to the benefits of the Registration Rights Agreement, substantially in the form attached hereto as Exhibit A (the “Registration Rights Agreement”), pursuant to which the Company has agreed, among other things, to file a registration statement (the “Registration Statement”) with the Commission registering the resale of Registrable Securities (as defined in the Registration Rights Agreement) under the Act.

1.             Representations And Warranties.  The Company represents and warrants to, and agrees with you that:

(a)           As of their respective dates, the Offering Memorandum and the Preliminary Offering Memorandum do not, and at the Closing Date (as defined herein) the Offering Memorandum will not, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties contained in this paragraph (a) shall not apply to statements in or omissions from the Preliminary Offering Memorandum or the Offering Memorandum (or any supplement or amendment to them) made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company by or on behalf of such Initial Purchaser through Deutsche Bank Securities Inc., and the Initial Purchasers acknowledge for all purposes under this Agreement (including this paragraph and Section 7 hereof) that the statements set forth in the last paragraph of the cover page of the Offering Memorandum, the last sentence in the first paragraph, the first sentence in the second paragraph, the last sentence in the fourth paragraph, the seventh and eighth paragraphs and the and fourth sentence of the ninth paragraph of the section entitled “Plan of Distribution” in the Offering Memorandum constitute the only information (the “Initial Purchasers’ Information”) furnished to the Company by or on behalf of any Initial Purchaser by Deutsche Bank Securities Inc., expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum and that the Initial Purchasers shall not be deemed to have provided any information (and therefore are not responsible for any statements or omissions) pertaining to any arrangement or agreement with respect to any party other than the Initial Purchasers.

(b)           The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as it is currently being conducted or is proposed to be conducted (as discussed in the Offering Memorandum) and to own, lease and operate its properties, and is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified could not, singly or in the aggregate, have a material adverse effect on the properties, results of operations, financial condition or prospects of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

The capitalization of the Company as of December 31, 2003 is as set forth in the Offering Memorandum under the caption “Capitalization” in the column “Actual.”  All of the issued and outstanding shares of capital stock of, or other ownership interests in, each of the subsidiaries of the Company have been duly authorized and validly issued and fully paid and non-assessable, and are owned by the Company, free and clear of any security interest, mortgage, pledge, claim, lien, encumbrance or adverse interest of any nature (each, a “Lien”) and of any restrictions on transfer, voting trusts or other defects of title whatsoever, except for the pledges of the shares of the Company’s subsidiaries under the Fourth Amended and Restated Revolving Credit Agreement dated as of November 9, 2001, as amended, among Kerzner International Bahamas Limited, the Company, Kerzner International North America, Inc., certain of the Company’s subsidiaries, certain financial institutions and Canadian Imperial Bank of Commerce, as administrative agent (as such agreement may be amended, supplemented, restated or replaced, the “Existing Credit Agreement”).  There are no outstanding subscriptions, rights, warrants, options, calls, convertible or exchangeable securities, commitments of sale or Liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interest in, the Company, except as disclosed in the Offering Memorandum.

(c)           All the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights; the Ordinary Shares initially issuable upon conversion of the Securities have been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Securities and the Indenture, will be duly and validly issued, fully paid and non-assessable and will conform to the description of the Ordinary Shares contained in the Offering Memorandum; the relinquishment agreement between Trading Cove Associates (“TCA”) and the Mohegan Tribe conforms in all material respects to the description thereof contained in the Offering Memorandum; each of the agreements described in the Offering Memorandum to which the Company, any of its subsidiaries, Kerzner International Management Limited (“KIML”) or TCA is a party conforms in all material respects to the description thereof contained in the Offering Memorandum, and the Company believes that each such agreement is effective and enforceable against the other party, except as disclosed in the Offering Memorandum.

(d)           Neither the Company nor any of its subsidiaries is (i) in violation of its respective charter or by-laws, (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to any of them or any of their respective properties or assets, or (iii) in default in the performance of any obligation, bond, agreement, debenture, note, or any other evidence of indebtedness or any indenture, mortgage, deed of trust or other contract, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them is bound, or to which any of the property of the Company or any of its subsidiaries is subject except, in the case of clauses (ii) and (iii), for such defaults that could not reasonably be expected to have a Material Adverse Effect.

(e)           The Company has all the requisite corporate power to execute, deliver and perform its obligations under this Agreement, the Registration Rights Agreement and the Indenture and issue and sell the Securities being sold by this Agreement.  The execution, delivery and performance of this Agreement and the Indenture, the issuance and sale of the Securities, compliance by the Company with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except those already received and such as may be required under state securities laws or Blue Sky laws and with respect to the Registration Rights Agreement, the Act and the regulations of the National Association of Securities Dealers, Inc. (the “NASD”)) and will not conflict with or constitute a breach or violation of (i) any of the charters or by-laws of the Company or any of its subsidiaries, (ii) any of the terms or provisions of, or constitute a default under or cause an acceleration of, any obligation, bond, agreement or condition contained in any bond, note, debenture or other evidence of indebtedness or any indenture, mortgage, deed of trust or other contract, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them is bound, or to which any of the property of the Company or any of its subsidiaries is subject or (iii) any laws, administrative regulations or rulings or orders of any court or governmental agency, body or official having jurisdiction over the Company, any of its subsidiaries or their respective properties, except in the case of clauses (ii) and (iii) for such conflicts, breaches or violations that could not reasonably be expected to have a Material Adverse Effect.

(f)            No action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental body, agency or official which prevents the issuance of the Securities, prevents or suspends the use of the Offering Memorandum or the Preliminary Offering Memorandum or suspends the sale of the Securities in any jurisdiction referred to in Section 4(a) hereof; no injunction, restraining order or order of any nature by any foreign, federal or state court of competent jurisdiction has been issued with respect to the Company or any of its subsidiaries which would prevent or suspend the issuance or sale of the Securities or the use of the Offering Memorandum or the Preliminary Offering Memorandum in any jurisdiction referred to in Section 4(a) hereof; and no action, suit or proceeding before any court or arbitrator or any governmental body, agency or official, domestic or foreign, is pending against or, to the best knowledge of the Company, threatened against, the Company or any of its subsidiaries which, if adversely determined, could interfere with or adversely affect the issuance of the Securities or in any manner draw into question the validity of this Agreement, the Securities, the Indenture or the Registration Rights Agreement.

(g)           There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, pending against or, to the knowledge of the Company, affecting the Company or any of its subsidiaries or any of their respective assets or properties, which could have a Material Adverse Effect, or which could materially and adversely affect the performance by the Company of its obligations pursuant to this Agreement or the transactions contemplated hereby and, to the best knowledge of the Company, except as disclosed in the Offering Memorandum, no such action, suit or proceeding is threatened or contemplated.

(h)           No labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the best of the Company’s knowledge, is imminent and the Company is not aware of any existing or imminent labor disturbances by the employees of any of its or any subsidiary’s principal suppliers, manufacturers’, customers or contractors, which, in either case, could (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

(i)            Except as disclosed in the Offering Memorandum (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign laws or regulations relating to pollution or protection of human health or the environment (collectively, the “Environmental Laws”); and (ii) (A) neither the Company nor any of its subsidiaries has received any communication (written or oral), whether from a governmental authority or otherwise, alleging any such violation or noncompliance, and there are no circumstances, either past or present or that are reasonably foreseeable, that could reasonably be expected to lead to such violation in the future, (B) there is no pending or, to the best of the Company’s knowledge, threatened claim, action, investigation or notice (written or oral) by any person or entity alleging potential liability for investigatory, cleanup, or governmental responses costs, or natural resources or property damages, or personal injuries, attorneys’ fees or penalties, relating to (x) the presence in or release into the environment of any emissions, discharges or releases of toxic or hazardous substances, materials or wastes or petroleum and petroleum products at any location owned, leased or operated by the Company or any of its subsidiaries, now or in the past, or (y) circumstances forming the basis of any violation or alleged violation of any Environmental Law (collectively, “Environmental Claims”) and (C) to the best knowledge of the Company, there are no past or present actions, activities, circumstances, conditions, events or incidents that could form the basis of any Environmental Claim against the Company or any of its subsidiaries, now or in the past, or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law, in each of clauses (i) and (ii) that could reasonably be expected to have a Material Adverse Effect.

(j)            Except as disclosed in the Offering Memorandum (i) each of the Company, its subsidiaries, its directors and executive officers named in Item 6 in its Annual Report on Form 20-F for the fiscal year ended December 31, 2003 (the “executive officers”), TCA and KIML has all certificates, consents, exemptions, orders, permits, licenses, authorizations or other approvals or rights of and from, and has made all declarations and filings with, all foreign, federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, including, without limitation, all such authorizations with respect to engaging in gaming, hotel and resort operations, as applicable, in The Bahamas, Connecticut, New Jersey, Mauritius, the Maldives, Mexico, United Arab Emirates, South Africa, United Kingdom and Cuba required to own, lease, license and use its properties and assets and to conduct its current business in the manner described in the Offering Memorandum (each, an “Authorization”), except to the extent that the failure to possess such Authorizations could not reasonably be expected to have a Material Adverse Effect; (ii) all such Authorizations are valid and in full force and effect, except as could not reasonably be expected to have a Material Adverse Effect; (iii) each of the Company, its subsidiaries, each of its executive officers, TCA and KIML is in compliance in all respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities and governing bodies having jurisdiction with respect thereto, except as could not reasonably be expected to have a Material Adverse Effect, and (iv) none of the Company, its subsidiaries, its executive officers, KIML nor TCA has received any notice of proceedings relating to the revocation or modification of any such Authorization and no such Authorization contains any restrictions except as could not reasonably be expected to have a Material Adverse Effect.  Except as disclosed in the Offering Memorandum, none of the Company, any of its subsidiaries, any of its executive officers, KIML nor TCA has any reason to believe that (i) any Regulatory Authority (as defined below) is considering modifying, limiting, conditioning, suspending, revoking or not renewing any such Authorizations of the Company, any of its subsidiaries, any of its executive officers, KIML or TCA or (ii) that the National Indian Gaming Commission, the Bureau of Indian Affairs, or regulatory authorities in The Bahamas, Connecticut, New Jersey, Mauritius, the Maldives, Mexico, South Africa, United Kingdom and Cuba (collectively the “Regulatory Authorities”), or any other governmental agencies are investigating the Company, any of its subsidiaries, KIML or TCA or related parties (other than normal overseeing reviews of the Regulatory Authorities incident to the gaming, hotel or casino activities of the Company, its subsidiaries, any of its executive officers, KIML and TCA), which investigation could reasonably be expected to have a Material Adverse Effect.

(k)           Except as disclosed in the Offering Memorandum or as could not reasonably be expected to have a Material Adverse Effect, the Company and each of its subsidiaries has good and valid title, free and clear of all Liens except Liens for taxes not yet due and payable and except for the pledges under the Existing Credit Agreement, to all property and assets described in the Offering Memorandum as being owned by it and such properties and assets are in the condition and suitable for use as so described.  All leases to which the Company or any of its subsidiaries is a party are valid and binding and no default has occurred or is continuing thereunder, which could reasonably be expected to have a Material Adverse Effect.

(l)            The Securities, the Indenture and the Registration Rights Agreement conform or will conform in all material respects to description thereof contained in the Offering Memorandum.

(m)          The Company maintains insurance at least in such amounts and covering at least such risks as is adequate for the conduct of its businesses and the value of its properties.

(n)           Deloitte & Touche LLP is an independent public accountant with respect to the Company within the meaning of the Securities Act.

(o)           The financial statements of the Company or any of its subsidiaries, together with the related schedules and notes in the Offering Memorandum, comply as to form in all material respects with the requirements of the Securities Act and present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Offering Memorandum are accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

(p)           Except as described in the Offering Memorandum, subsequent to the respective dates as of which information is given in the Offering Memorandum and up to the Closing Date (i) neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, which are material to the Company and its subsidiaries, singly or in the aggregate, nor entered into any material transaction not in the ordinary course of business, (ii) there has been no decision or judgment in the nature of litigation, administrative or regulatory proceedings or arbitration that could reasonably be expected to have a Material Adverse Effect and (iii) there has not been any material adverse change or any development which could involve, singly or in the aggregate, a material adverse change, in the properties, results of operations, financial condition or prospects of the Company and its subsidiaries, taken as a whole (any of the items set forth in clauses (i), (ii) or (iii) of this paragraph (p), a “Material Adverse Change”).

(q)           There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the executive officers or directors of the Company or any of their respective family members, except as previously disclosed in writing to you prior to the date of this Agreement.

(r)            Neither the Company nor any of its subsidiaries is (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”) or (ii) a “holding company” or a “subsidiary company” of a holding company, or an “affiliate” thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended.

(s)           No authorization, approval, consent or order of, or filing with, any court or governmental body, agency or official, including the Regulatory Authorities, is necessary in connection with the transactions contemplated by this Agreement except such as may be required by the state securities or Blue Sky laws or regulations and, with respect to the Registration Rights Agreement, the Act and the regulations of the NASD; each of this Agreement, the Offering Memorandum, the Registration Rights Agreement and the Indenture has been or will be presented to the Regulatory Authorities to the extent required by law, and such documents and the transactions contemplated hereby or thereby have been or will be prior to the Closing Date approved by or on behalf of the Regulatory Authorities to the extent required by law, and such approvals have not been revoked, modified or rescinded.

(t)            The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(u)           All material Tax (as defined below) returns required to be filed by the Company and each of its subsidiaries in any jurisdiction have been filed and all such returns are true, complete and correct in all material respects.  All material Taxes that are due or claimed to be due from the Company and its subsidiaries have been paid other than those (i) currently payable without penalty or interest or (ii) being contested in good faith and by adequate proceedings and, in either case, for which adequate reserves have been established on the books and records of the Company and its consolidated subsidiaries in accordance with GAAP.  The Company and its subsidiaries are not parties to any material pending action, proceeding, inquiry or investigation by any governmental authority for the assessment or collection of Taxes, nor does the Company have any knowledge of any such proposed or threatened action, proceeding, inquiry, or investigation.  For purposes of this Agreement, the terms “Tax” and “Taxes” shall mean all federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additional to tax, or penalties applicable thereto.

(v)           None of the Company nor any agent acting on its behalf has taken or will take any action that is reasonably likely to cause the issuance or sale of the Securities to violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect on the Closing Date.

(w)          The Company has not taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(x)            The Company’s ordinary shares are registered pursuant to Section 12(b) of the Exchange Act and are listed for quotation on the New York Stock Exchange (the “NYSE”), and the Company has taken no action to, or likely to have the effect of de-listing such ordinary shares from the NYSE, nor has the Company received any notification that the NYSE is contemplating terminating such listing.

(y)           There are no contracts or other documents (including, without limitation, any voting agreement), which are required to be described in the Offering Memorandum or filed as exhibits to the Offering Memorandum by the Securities Act, the Exchange Act or the Rules and Regulations and which have not been so described or filed.

(z)            No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, shareholder, customer or supplier of any of them, on the other hand, which is required by the Securities Act or by the Rules and Regulations to be described in the Offering Memorandum which is not so described or is not described as required.

(aa)         Neither the Company, any of its subsidiaries nor, to the Company’s knowledge, any of its employees or agents has at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose any contribution in violation of applicable law or (ii) made any payment to any federal, state or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or not prohibited by the applicable law.

(bb)         The Securities to be issued and sold hereunder have been duly and validly authorized by the Company, and the Securities, when they are authenticated by the Trustee and issued, sold and delivered in accordance with this Agreement and the Indenture against payment therefor as provided by this Agreement, will have been duly and validly executed, authenticated, issued and delivered and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits provided by the Indenture, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity.

(cc)         This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against it in accordance with its terms, except (i) to the extent that enforcement thereof may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (B) general principles of equity and (ii) as rights to indemnity and contribution hereunder may be limited by applicable law.

(dd)         The Registration Rights Agreement has been duly and validly authorized and, when executed and delivered by the Company, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) to the extent that enforcement thereof may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (B) general principles of equity and (ii) as rights to indemnity and contribution hereunder may be limited by applicable law.

(ee)         The Indenture has been duly and validly authorized and, when executed and delivered by the Company and the Trustee, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) to the extent that enforcement thereof may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (B) general principles of equity and (ii) as rights to indemnity and contribution hereunder may be limited by applicable law.  On the Closing Date, the Indenture will conform to the requirements of the Trust Indenture Act of 1939, as amended (the “TIA”) applicable to an indenture that is required to be qualified by the TIA.

(ff)           When the Securities are issued and delivered pursuant to this Agreement, such Securities will not be of the same class (within the meaning of Rule 144A) as securities of the Company or any of its subsidiaries which are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

(gg)         Neither the Company nor any of its subsidiaries or any affiliate of any of them (as defined in Rule 501(b) under the Act) has, directly or through any agent, sold,

offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration of the Securities under the Act; provided, however, that the Company makes no representations or warranties as to the activities of the Initial Purchasers.

(hh)         Neither the Company nor or any of its subsidiaries or any person acting on their behalf has (i) engaged, in connection with the offering of the Securities, in any form of general solicitation or general advertising (as those terms are used within the meaning of Regulation D under the Act) or (ii) solicited offers for, or offered or sold, such Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act; provided, however, that the Company makes no representations or warranties as to the activities of the Initial Purchasers.

(ii)           Each certificate signed by any officer of the Company or any of its subsidiaries and delivered to the Initial Purchasers or counsel for the Initial Purchasers in connection herewith shall be deemed to be a representation and warranty by the Company or such subsidiary to the Initial Purchasers as to the matters covered thereby.

2.             Purchase, Sale And Delivery Of The Securities.  (a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, (i) the Company hereby agrees to issue and sell the Securities to the several Initial Purchasers, and (ii) each Initial Purchaser hereby agrees, severally and not jointly, to purchase from the Company, at a purchase price of 97.75% of the principal amount thereof (the “Purchase Price”), the respective principal amount of Securities set forth in Schedule I hereto opposite the name of such Initial Purchaser, plus accrued interest, if any, from April 5, 2004 to the Closing Date.

(b)           Delivery of and payment of the Purchase Price for the Securities shall be made in the New York office of Skadden, Arps, Slate, Meagher & Flom LLP at Four Times Square, New York, NY 10036-6522, or at such other location as may be mutually acceptable.  Such delivery and payment shall be made at 10:00 a.m., New York time, on April 5, 2004, or at such other time as shall be agreed upon by you and the Company.  The time and date of such delivery and payment are herein called the “Closing Date.”  Delivery of the Securities shall be made to you for your account against payment of the purchase price for the Securities by wire transfer of immediately available funds to an account or accounts to be designated by the Company at least one business day prior to the Closing Date.

(c)           Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to Deutsche Bank Securities Inc., as representative of the several Initial Purchasers to purchase, severally and not jointly, up to the number of Additional Securities set forth in Schedule I at the same purchase price per share as the Initial Purchasers shall pay for the Firm Securities.  Said option may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of the final Offering Memorandum relating to the offering of the Securities upon written or telegraphic notice by you to the Company setting forth the number of the Additional Securities as to which Deutsche Bank Securities Inc. is exercising the option and the settlement date.  The number of shares of the Additional Securities to be purchased by each Initial Purchaser shall be the same percentage of the total number of shares of the Additional Securities to be purchased by the several Initial Purchasers as such Initial Purchaser is purchasing of the Firm Securities.

(d)           Delivery of and payment for the Firm Securities and the Additional Securities (if the option provided for in Section 2(c) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made on the date and the time specified in Schedule I hereto or at such time or such later date not more than three Business Days after the foregoing date as the Initial Purchasers shall designate, which date and time may be postponed by agreement among you, the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities and the Additional Securities being herein called the “Closing Date” and the “Additional Closing Date,” respectively).  Delivery of the Securities shall be made to you for the respective accounts of the several Initial Purchasers against payment by the several Initial Purchasers through you of the purchase price thereof or upon the order of the Company by wire transfer of immediately available funds to an account or accounts to be designated by the Company at least two Business Days prior to the Closing Date.

If the option provided for in Section 2(c) hereof is exercised after the third Business Day prior to the Closing Date, the Company will deliver the Additional Securities (at the expense of the Company) to you, at the address set forth on the first page of this Agreement, on the date specified by you (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Initial Purchasers, against payment by the several Initial Purchasers through you of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company.  If settlement for the Additional Securities occurs after the Closing Date, the Company will deliver to you on the settlement date for the Additional Securities, and the obligation of the Initial Purchasers to purchase the Additional Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

The Securities shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full business days prior to the Closing Date.  The Company will permit you to examine and package such Securities for delivery at least one full business day prior to the Closing Date.

3.             Representation and Warranties Of The Initial Purchasers.  The Initial Purchasers have advised the Company that the Initial Purchasers propose to offer the Securities for resale upon the terms and conditions set forth in this Agreement and as may be set forth in the Offering Memorandum.  Each of the Initial Purchasers hereby, severally, and not jointly, represents and warrants to, and agrees with, the Company that it (i) has not and will not solicit offers for, or offer or sell, such Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act, and has not engaged and will not engage in any directed selling efforts in connection with the Securities and (ii) will solicit offers for such Securities pursuant to Rule 144A or resales not involving a public offering, as applicable, only from, and will offer, sell or deliver such Securities, as part of its distribution thereof, only to persons whom it reasonably believes to be Qualified Institutional Buyers within the meaning of Rule 144A or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchasers that each such account is a Qualified Institutional Buyer, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A.

4.             Covenants Of The Company.  The Company covenants and agrees with the Initial Purchasers as follows:

(a)           The Company will cooperate with the Initial Purchasers in endeavoring to qualify the Securities for sale under the securities laws of such jurisdictions as the Initial Purchasers may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided that the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent.  The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Initial Purchasers may reasonably request for distribution of the Securities.

(b)           At any time prior to the completion of the distribution of the Securities by the Initial Purchasers to purchasers who are not affiliates thereof, the Company will give the Initial Purchasers notice of its intention to prepare any supplement or amendment to the Offering Memorandum, will furnish the Initial Purchasers with copies of any such amendment, supplement or other document a reasonable amount of time prior to such proposed filing or use, and will not use any such amendment or supplement to which the Initial Purchasers or counsel for the Initial Purchasers shall reasonably object within five days of being furnished a copy thereof.

(c)           The Company has furnished or will furnish to the Initial Purchasers such number of copies of the Preliminary Offering Memorandum and the Offering Memorandum (and any amendment or supplement thereto) as the Initial Purchasers may reasonably request.

(d)           At any time prior to the completion of the distribution of the Securities by the Initial Purchasers to purchasers who are not affiliates thereof, the Company will advise you promptly and, if requested by you, confirm such advice in writing, of the happening of any event that makes any statement of a material fact made in the Offering Memorandum (as amended or supplemented from time to time) untrue or which requires the making of any addition to or change in the Offering Memorandum (as amended or supplemented from time to time) in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  If, during the period specified in the first sentence of this paragraph, any event shall occur as a result of which it is necessary, in the reasonable opinion of counsel for the Initial Purchasers, to amend or supplement the Offering Memorandum in order to make the Offering Memorandum not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company will forthwith amend or supplement the Offering Memorandum (in form and substance reasonably satisfactory to counsel for the Initial

Purchasers) so that, as so amended or supplemented, the Offering Memorandum will not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to the purchaser, not misleading, and the Company will furnish to the Initial Purchasers a reasonable number of copies of such amendment or supplement.

(e)           At any time prior to completion of the distribution of the Securities by the Initial Purchasers to purchasers who are not affiliates thereof, the Company and each of its subsidiaries will, as required, file promptly all documents required to be filed with the Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act.

(f)            The Company will use its best efforts to effect and maintain the listing of its Ordinary Shares for quotation on the NYSE.

(g)           None of the Company or any of its subsidiaries will solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising.

(h)           None of the Company or any of its subsidiaries or any affiliate of any of them (as defined in Rule 501(b) of the Act) will offer, sell or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) which will be integrated with the sale of the Securities in a manner that would require the registration of the Securities under the Act.

(i)            During the period from the Closing Date to two years after the Closing Date, neither the Company nor any of its subsidiaries will not, and will not permit any “affiliate” (as defined in Rule 144 under the Act) of any of them to, resell any of the Securities that have been reacquired by them, except for Securities purchased by the Company or its subsidiaries or any of their affiliates and resold in a transaction registered under the Act.

(j)            (i)  The Company will, so long as the Securities are outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Act, either (i) file reports and other information with the Commission under Section 13 or 15(d) of the Exchange Act, or (ii) in the event it is not subject to Section 13 or 15(d) of the Exchange Act, make available to holders of the Securities and prospective purchasers of the Securities designated by such holders, upon request of such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Act to permit compliance with Rule 144A in connection with resales of the Securities.

(k)           The Company will, if requested by the Initial Purchasers, use its best efforts in cooperation with the Initial Purchasers to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

(l)            Each of the Securities will bear the legend contained in “Notice to Investors” in the Offering Memorandum and upon the other terms stated therein, except after such Securities are resold or exchanged pursuant to a registration statement effective under the Act.

(m)          The Company will upon the request of the Initial Purchasers, for the shorter of the period the Securities remain outstanding and five years from the Closing Date, deliver to the Initial Purchasers copies of annual reports and copies of all other documents, reports and information furnished by the Company or any of its subsidiaries to their securityholders or filed with any securities exchange pursuant to the requirements of such exchange or with the Commission pursuant to the Act or the Exchange Act.

(n)           The Company intends to use the net proceeds of its sale of the Securities as set forth in the Offering Memorandum.

(o)           The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Securities in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the 1940 Act or the rules and regulations thereunder.

(p)           Except as described in or contemplated by the Offering Memorandum, the Company will not, without the prior written consent of the Initial Purchasers (which consent will not be unreasonably or untimely withheld), issue, sell, offer or agree to sell, or otherwise dispose of, directly or indirectly, securities of the Company that are substantially similar to the Securities or the Ordinary Shares or any securities convertible into, or exercisable, or exchangeable for, Ordinary Shares; or publicly announce an intention to effect any such transaction, during the period of 60 days from the date of the final prospectus supplement relating to the offering of the Securities; provided, however, that the Company may (i) issue Ordinary Shares pursuant to any stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time; (ii) issue options to purchase Ordinary Shares pursuant to any stock option plan in effect at the Execution Time; or (iii) issue Ordinary Shares issuable upon the conversion of Securities or the exercise of warrants outstanding at the Execution Time.

(q)           The Company will timely file such reports pursuant to the Exchange Act as are necessary to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(r)            The Company will not claim the benefit of any usury laws against any holders of Securities.

(s)           The Company will reserve and keep available at all times, free of preemptive rights, Ordinary Shares for the purpose of enabling the Company to satisfy any obligations to issue its Ordinary Shares upon conversion of the Securities.

(t)            The Company will use its reasonable best efforts to list, subject to notice of issuance, the Ordinary Shares issuable upon conversion of the Securities on the NYSE.

(u)           The Company will use its reasonable best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Securities.

5.             Payment Of Expenses.  The Company agrees with you that, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, it will pay and be responsible for all costs, charges, liabilities, expenses, fees and taxes incurred in connection with or incident to (i) the preparation, printing or reproduction (including word processing), distribution and delivery of the Offering Memorandum (including financial statements and exhibits), each Preliminary Offering Memorandum, and all amendments and supplements to any of them, (ii) the preparation, printing (including word processing), execution, distribution and delivery of this Agreement, the Indenture, the Registration Rights Agreement, the certificates representing the Securities, the preliminary and final Blue Sky memoranda and all other agreements, memoranda, correspondence and other documents printed, distributed and delivered in connection with the offering of the Securities (excluding in each case any fees and disbursements of counsel for the Initial Purchasers, other than such fees and disbursements relating to the printing and delivery of the preliminary and final Blue Sky Memoranda specified in clause (iii) below), (iii) the qualification of the Securities for offer and sale under the securities or Blue Sky laws of the jurisdictions referred to in Section 4 (including in each case the reasonable fees and disbursements of counsel for the Initial Purchasers relating to such qualification and any memoranda relating thereto and any filing fees in connection therewith), (iv) furnishing such copies of the Offering Memorandum, the Preliminary Offering Memorandum and all amendments and supplements thereto as may be reasonably requested for use in connection with the offering or sale of the Securities by the Initial Purchasers or by dealers to whom Securities may be sold, (v) the rating of the Securities by one or more rating agencies, if the Securities are so rated, (vi) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (vii) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company and (viii) any other costs and expenses incident to the performance by the Company of its other obligations under this Agreement, including (without limitation) the cost of printing and engraving the certificates representing the Securities and all expenses and taxes incident to the sale and delivery of the Securities to you.  The Company hereby agrees and acknowledge that the Initial Purchasers shall not be responsible for any fees or expenses of the Company in connection with the performance by it of its obligations under this Agreement.

6.             Conditions Of Initial Purchasers’ Obligations.  The several obligations of the Initial Purchasers to purchase the Firm Securities and any Additional Securities, as the case may be, under this Agreement are subject to the satisfaction of each of the following conditions:

(a)           All the representations and warranties of the Company contained in this Agreement shall be true and correct as of the date hereof and on the Closing Date with respect to the Firm Securities and the Additional Closing Date (if any) with respect to the Additional Securities with the same force and effect as if made on and as of the Closing Date or the Additional Closing Date (as the case may be).  The Company shall have performed or complied with all of its obligations and agreements herein contained and required to be performed or complied with by it prior to the Closing Date and the Additional Closing Date (if any).

(b)           (i) Since the date of the latest balance sheet of the Company included in or the Offering Memorandum there shall not have been any Material Adverse Change, or any development involving a prospective Material Adverse Change, (ii) since the date of the latest balance sheet of the Company included in the Offering Memorandum there shall not have been any Material Adverse Change, or any development involving a prospective Material Adverse Change, in the capital stock or debt of the Company or its subsidiaries, (iii) the Company and its subsidiaries shall have no liability or obligation, direct or contingent, which is material to the Company and its subsidiaries, taken as a whole, other than those reflected in the Offering Memorandum and (iv) on the Closing Date and the Additional Closing Date (if any), you shall have received a certificate of the Company, dated the Closing Date or the Additional Closing Date (as the case may be), signed by the Chief Financial Officer and another senior officer of the Company, in their capacities as officers of the Company, confirming the matters set forth in paragraphs (a) and (b) of this Section 6.

(c)           You shall have received on the Closing Date an opinion (reasonably satisfactory to you and counsel for the Initial Purchasers), dated the Closing Date, of William Murtha, Esq., Associate General Counsel of the Company, to the effect that:

(i)            (A) all Authorizations of the Company and its subsidiaries are valid and in full force and effect; and (B) to the best of such counsel’s knowledge, each of the Company, its subsidiaries and TCA is in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities and governing bodies having jurisdiction with respect thereto, except where the failure to have such Authorizations or to be in compliance could not reasonably be expected to have a Material Adverse Effect;

(ii)           the descriptions in the Offering Memorandum of contracts to which any of the Company, any of its subsidiaries, KIML or TCA is a party have been reviewed by such counsel and are accurate summaries thereof in all material respects (except for financial data included therein or omitted therefrom, as to which counsel need express no opinion);

(iii)          the Company and each of its subsidiaries is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect;

(iv)          neither (A) the Company nor any of the subsidiaries of the Company organized or incorporated outside of the Commonwealth of The Bahamas is in violation of its charter or by-laws and (B) the Company nor any of its subsidiaries is in default in the performance of any obligation, bond, agreement or condition contained in any bond, note, debenture, indenture or other evidence of indebtedness or any indenture, mortgage, deed of trust or other contract, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective property is bound, except, in each case, for defaults which could not reasonably be expected to have a Material Adverse Effect;

(v)           there are no legal or governmental proceedings pending or, except as disclosed in the Offering Memorandum, to such counsel’s knowledge, threatened to which the Company is a party or to which any of its property is subject which, if determined adversely, would reasonably be expected to have a Material Adverse Effect or adversely affect the performance by the Company of its obligations pursuant to this Agreement; and

(vi)          the Exchange Act Reports (in each case except for the financial statements and other information of a statistical, accounting or financial nature, as to which such counsel does not express any view), at the time they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Exchange Act and the Exchange Act Regulations; and

(vii)         the execution, delivery and performance of this Agreement, the Registration Rights Agreement and the Indenture by the Company, the issuance and sale of the Securities and the compliance by the Company with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of (A) any of the charters or by-laws of the Company or any of its subsidiaries, (B) any of the terms or provisions of, or constitute a default under, or cause an acceleration of, any obligation, bond, agreement, or condition contained in any bond, note, debenture, or other evidence of indebtedness or any indenture, mortgage, deed of trust or other contract, lease or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective properties are subject or (C) to such counsel’s knowledge, any laws, administrative regulations or rulings or orders of any court or governmental agency, body or official having jurisdiction over the Company, any of its subsidiaries or their respective properties except in the case of clauses (B) and (C) for such conflicts, breaches or violations that could not reasonably be expected to have a Material Adverse Effect.

In addition, such counsel shall state that no facts have come to such counsel’s attention that caused such counsel to believe that the Offering Memorandum, as amended or supplemented, as of its date contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  Without limiting the foregoing, such counsel may further state that it assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other information of a financial, accounting or statistical nature included in the Offering Memorandum.

(d)           You shall have received on the Closing Date an opinion (reasonably satisfactory to you and counsel for the Initial Purchasers), dated the Closing Date, of Giselle M. Pyfrom, Associate General Counsel of the Company, to the effect that:

(i)            the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the Commonwealth of The Bahamas and has the corporate power and authority required to carry on its business as it is currently being conducted or is proposed to be conducted (as discussed in the Offering Memorandum) and to own, lease and operate its properties;

(ii)           the Company has all the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Registration Rights Agreement and the Indenture and to authorize, issue and sell the Securities as contemplated by this Agreement;

(iii)          the Securities have been duly and validly authorized, executed and delivered by the Company;

(iv)          neither the Company nor any of the subsidiaries of the Company organized and incorporated under the laws of the Commonwealth of The Bahamas is in violation of its respective Memorandum of Association or Articles of Association;

(v)           all of the outstanding shares of capital stock of, or other ownership interests in, each of the Company’s subsidiaries have been duly and validly authorized and issued and are fully paid and non-assessable (to the extent governed by Bahamas law), and are owned by the Company, free and clear of any Lien except for the pledges by the Company under the Existing Credit Agreement;

(vi)          the Company’s authorized equity capitalization is as set forth in the Offering Memorandum; the capital stock of the Company conforms in all material respects to the description thereof contained in the Offering Memorandum; and Ordinary Shares initially issuable upon exchange of the Notes have been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Notes and the Indenture, will be duly and validly issued and fully paid and non-assessable, and will conform to the description of Capital Stock contained in the Offering Memorandum; and the holders of shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities; and, except as set forth in the Offering Memorandum, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any Securities for, shares of capital stock of or ownership interests in the Company are outstanding; all the outstanding shares of capital stock of the Company (including the Securities) have been duly authorized and validly issued and are fully paid and non-assessable;

(vii)         this Agreement, the Registration Rights Agreement and the Indenture has been duly and validly authorized, executed and delivered by the Company;

(viii)        the statements in the Offering Memorandum under the captions “Risk Factors—You may have difficulty enforcing judgments against us or our directors or management that reside outside the United States,” “Risk Factors—We are subject to extensive governmental gaming regulation, which may harm our business,” “Risk Factors—Our gaming operations are subject to significant taxation and fees that if increased, could harm our profitability,” “Risk Factors—Bahamian law differs from the laws in effect in the United States and holders of our ordinary shares may have more difficulty protecting their interest than would shareholder of a corporation incorporated in the United Sates,” and “Certain Tax Consequences—Bahamian Taxation of Notes and Ordinary Shares,” insofar as such statements constitute summaries of Bahamian statutes, regulations, legal and governmental proceedings and contracts to which the Company or any of its subsidiaries is a party, have been reviewed by such counsel and are accurate summaries thereof in all material respects;

(ix)           the execution, delivery and performance of this Agreement by the Company, the sale of the Securities, compliance by the Company with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not conflict with or constitute a breach or violation of (A) any Bahamian laws or administrative regulations, (B) rulings or orders of any Bahamian court or governmental agency, body or official having jurisdiction over the Company, any of its Bahamian subsidiaries or their respective properties or (C) the respective Memorandum or Articles of Association of the Company or any of its Bahamian Subsidiaries;

(x)            no authorization, approval, consent or order of any governmental or regulatory agency, body or official or any court of the Commonwealth of The Bahamas is required to be obtained in connection with the sale of the Securities or the consummation of the transactions contemplated by this Agreement;

(xi)           to the best of such counsel’s knowledge, after due inquiry, neither the Company nor any of its Bahamian subsidiaries is in default or violation of any Bahamian laws, administrative regulations or order of any court or governmental agency, body, department, authority, board or official or other regulatory body.

(e)           You shall have received on the Closing Date an opinion (reasonably satisfactory to you and counsel for the Initial Purchasers), dated the Closing Date, of Cravath, Swaine & Moore LLP, United States counsel for the Company, to the effect that:

(i)            based solely on a certificate from the Secretary of State of the State of Delaware, Kerzner International North America, Inc. is a corporation validly existing and in good standing under the laws of the State of Delaware;

(ii)           assuming the due authorization, execution and delivery of the Registration Rights Agreement by the Company and the Initial Purchasers, the Registration Rights Agreement constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law and subject to customary carve-outs regarding indemnification provisions);

(iii)          assuming the due authorization, execution and delivery of the Indenture by the Company and the Trustee, the Indenture constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law);

(iv)          assuming the due authorization of the Securities by the Company, when executed and authenticated in accordance with the Indenture and delivered to and paid for by the Initial Purchasers pursuant to the Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether in a proceeding in equity or at law);

(v)           to such counsel’s knowledge, no authorization, approval or other action by, and no notice to, consent of, order of, or filing with, any United States Federal or New York governmental authority or regulatory body is required for the consummation of the transactions contemplated by the Purchase Agreement, except such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Firm Securities and any Additional Securities by the Initial Purchasers; provided, however, that no opinion is expressed in this paragraph (v) with respect to the Act;

(vi)          the Securities and Indenture conform in all material respects as to legal matters to the descriptions thereof contained in the Offering Memorandum;

(vii)         the statements made in the Offering Memorandum under the heading “Certain Tax Consequences—Material U.S. Federal Income Tax Consequences,” insofar as they purport to describe the material U.S. federal income tax consequences of an investment in the Securities by a U.S. Holder (as defined in the Offering Memorandum), fairly summarize the matters therein described;

(viii)        neither the Company nor any of its subsidiaries is an “investment company” within the meaning of, or is registered or otherwise required to be registered under, the Investment Company Act of 1940, as amended; and

(ix)           assuming (A) the accuracy of, and compliance with, the representations, warranties and covenants of the Company in Section 1 and Section 4 of the Purchase Agreement, (B) the accuracy of, and compliance with, the representations, warranties and covenants of the Initial Purchasers in Section 3 of the Purchase Agreement, (C) the accuracy of the representations and warranties of each of the purchasers to whom the Initial Purchasers initially resell the Securities as specified in “Notice to Investors;Transfer Restriction” in the Offering Memorandum, (D) the compliance by the Initial Purchasers with the offering and transfer procedures and restrictions described in the Offering Memorandum and (E) receipt by the purchasers to whom the Initial Purchasers initially resell the Securities of a copy of the Offering Memorandum prior to such sale, it is not necessary in connection with the offer, sale and delivery of the Securities or in connection with the initial resale of such Securities in the manner contemplated by the Purchase Agreement and the Offering Memorandum to register the

Securities under the Act, it being understood that no opinion is expressed as to any subsequent resale of any Securities.

In addition, such counsel shall state that it has participated in conferences with certain officers of, and with the accountants for, the Company concerning the preparation of the Offering Memorandum.  Such counsel shall also advise you that, although it has made certain inquiries and investigations in connection with the preparation of the Offering Memorandum, the limitations inherent in the role of outside counsel are such that it cannot and does not assume responsibility for the accuracy or completeness of the statements made in the Offering Memorandum.  Subject to the foregoing, such counsel shall also state that its work in connection with this matter did not disclose any information that gave such counsel reason to believe that the Offering Memorandum, as of its date and the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Without limiting the foregoing, such counsel may further state that it assumes no responsibility for, expresses no view as to, and has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial, accounting and statistical data included in the Offering Memorandum.  Such counsel may also state that it has assumed in its examination of all relevant documents the genuineness of all signatures, has relied as to factual matters upon the statements of officers and other representatives of the Company and as to matters relating to the laws of other jurisdictions, on the opinions of local counsel for the Company in such jurisdictions, as to which laws such counsel need express no opinion.

(f)            You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Initial Purchasers), dated the Closing Date, of Dorsey & Whitney LLP, special counsel to the Company, to the effect that:

(i)            the issuance and sale of the Securities by the Company, the performance of the Company’s obligations pursuant to the Agreement, and the receipt of payments by TCA under the Mohegan Sun Casino relinquishment agreement, will not violate any federal or tribal law;

(ii)           no authorization, approval, consent or order of any federal or tribal authority is required to be obtained under federal or tribal law in connection with the sale of the Securities and the transactions contemplated by the Agreement;

(iii)          there is no requirement of federal or tribal law which requires any owner of the Securities, solely in its capacity as an owner of the Securities, to apply for or receive any individual license, any individual certificate or any other authorization from any Federal or tribal authority to acquire or hold the Securities;

(iv)          each of the Company, its subsidiaries and TCA has obtained such permits from all federal and tribal regulatory or governmental officials, bodies and tribunals as are necessary, under federal and tribal law, for it to conduct its business in the manner described in the Offering Memorandum; and

(v)           no permit is required, under federal law, of any employee of the Company, any subsidiary of the Company or TCA, for the Company, its subsidiaries or TCA to conduct their business in the manner described in the Offering Memorandum.

(g)           You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Initial Purchasers), dated the Closing Date, of Rome McGuigan Sabanosh P.C., special counsel to the Company, to the effect that:

(i)            Kerzner Investments Connecticut, Inc. is a validly existing corporation under the laws of the State of Connecticut and has all requisite power and authority to conduct its businesses as described in the Offering Memorandum; Kerzner Investments Connecticut, Inc. filed its Articles of Organization with the Secretary of State of Connecticut on June 30, 1994;

(ii)           the execution, delivery and performance of this Agreement, the Registration Rights Agreement and the Indenture and the consummation of the transactions contemplated thereby will not conflict with or constitute a breach or violation of (A) any Connecticut laws or administrative regulations applicable to Kerzner Investments Connecticut, Inc., (B) rulings or orders of any Connecticut court or governmental agency, body or official having jurisdiction over Kerzner Investments Connecticut, Inc.  or its properties or (C) the charter and by-laws of Kerzner Investments Connecticut, Inc.;

(iii)          none of the issuance and sale of the Securities or the performance of the Company’s obligations pursuant to this Agreement, the Registration Rights Agreement or the Indenture or the receipt of payments by TCA under the Mohegan Sun Casino relinquishment agreement will violate any Connecticut statute, rule or regulation with respect to gaming to which the Company, its subsidiaries or TCA is subject or by which any of them is bound or to which any of their properties are subject;

(iv)          no authorization, approval, consent or order of any Connecticut authority with jurisdiction over gaming is required to be obtained in connection with sale of the Securities and the transactions contemplated by this Agreement, the Registration Rights Agreement and the Indenture;

(v)           each of the Company, its subsidiaries, TCA and their employees has such permits from all Connecticut regulatory or governmental officials, bodies and tribunals, with respect to gaming laws, as are necessary to conduct its business in the manner described in the Offering Memorandum; and

(vi)          the TCA partnership agreement is a valid and binding agreement of Kerzner Investments Connecticut, Inc., enforceable against Kerzner Investments Connecticut, Inc. in accordance with its terms.

(h)           You shall have received on the Closing Date an opinion (reasonably satisfactory to you and counsel for the Initial Purchasers), dated the Closing Date, of Conyers, Dill & Pearman, British Virgin Islands counsel to the Company, to the effect that:

(i)            KIML is a corporation duly organized, validly existing and in good standing under the laws of the British Virgin Islands; and

(ii)           to the best knowledge of such counsel, after due inquiry, KIML is not in material default under, or in material violation of, any material laws or regulations or any order of any court or governmental agency, authority, department, board or other regulatory body.

The opinions of William Murtha, Giselle M. Pyfrom, Cravath, Swaine & Moore LLP, Dorsey & Whitney LLP, Rome McGuigan Sabanosh P.C. and Conyers, Dill & Pearman described in paragraphs (c), (d), (e), (f), (g) and (h) above shall be rendered to you at the request of the Company and shall so state therein.

(i)            You shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Initial Purchasers, an opinion dated the Closing Date as to such matters as you may reasonably require.

(j)            You shall have received at the Execution Time and on the Closing Date “comfort letters,” dated as of the Execution Time and the Closing Date, respectively, from Deloitte & Touche LLP addressed to the Initial Purchasers and the Board of Directors of the Company and in form and substance reasonably satisfactory to the Initial Purchasers.

(k)           The Initial Purchasers shall have been notified by the Nasdaq National Securities Market, Inc. that the Securities have been designated as PORTAL eligible.

(l)            The Registration Rights Agreement shall have been executed and delivered by the Company.

(m)          The Ordinary Shares issuable upon conversion of the Securities shall, subject to notice of issuance, be approved for listing on the NYSE.

(n)           The Company shall have obtained and delivered to the Initial Purchasers executed copies of an agreement from each of the Company’s directors and executive officers, substantially to the effect set forth in Exhibit B hereof in form and substance satisfactory to you.

(o)           The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Initial Purchasers and to Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Initial Purchasers.

(p)           The Company shall have obtained a waiver from a majority of the lenders under the Existing Credit Agreement to permit the consummation of the offering of the Securities.

(q)           If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to you or to counsel for the Initial Purchasers pursuant to this Section 6 shall not be in all material respects reasonably satisfactory in form and substance to you and special counsel for the Initial Purchasers, all of the Initial Purchasers’ obligations hereunder may be cancelled by you at, or at any time prior to, the Closing Date.  Notice of such cancellation shall be given to the Company in writing, or by telephone, telex or telegraph, confirmed in writing.

(r)            In the event the Initial Purchasers exercise their option to purchase the Additional Securities, all of the conditions in this Section 6 must be satisfied in connection with such Additional Securities on or prior to the Additional Closing Date (and all items to be dated as of the Closing Date for purposes of this Section 6 shall be dated as of the Additional Closing Date).

7.             Indemnification.

(a)           The Company agrees to indemnify and hold harmless (i) each Initial Purchaser, (ii) each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, and (iii) the respective officers, directors, partners, employees, representatives and agents of any Initial Purchaser, or any controlling person, against any and all losses, liabilities, claims, damages and out-of-pocket expenses whatsoever (including but not limited to reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, investigation or proceeding, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any such person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense are caused by an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Initial Purchaser Information; provided, further, that the Company shall not be liable to any Initial Purchaser or any person set forth in clauses (ii) and (iii) above with respect to any untrue statement or alleged untrue statement or omission or alleged omission in any preliminary offering memorandum to the extent that any such liabilities of an Initial Purchaser result from the fact that such Initial Purchaser sold Securities to a person as to whom it shall be established by a court of competent jurisdiction in a final judgment not subject to appeal or review that there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Offering Memorandum or of the Offering Memorandum as then amended or supplemented if the Company has previously furnished copies thereof to such Initial Purchaser and the liabilities of such Initial Purchaser result from an untrue statement or omission of a material fact contained in the preliminary offering memorandum which was corrected in the Offering Memorandum or in the Offering

Memorandum as then amended or supplemented.  This indemnity agreement will be in addition to any liability which the Company may otherwise have, including under this Agreement.

(b)           Each Initial Purchaser, severally and not jointly, agrees to indemnify and hold harmless (i) the Company, (ii) each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act and (iii) the respective officers, directors, partners, employees, representatives and agents of the Company, and any controlling person against any and all losses, liabilities, claims, damages and expenses whatsoever (including but not limited to attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum, or in any amendment thereof or supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with the Initial Purchaser Information.  This indemnity agreement will be in addition to any liability which the Initial Purchasers may otherwise have, including under this Agreement.  The Company acknowledges that the statements described in Section 1(a) of this Agreement constitute the only Initial Purchaser Information.

(c)           Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent such indemnifying party has been materially prejudiced by such failure as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review).  In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party.  Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties, it being understood, however, that the indemnifying parties shall not, in connection with any one such action or separate but substantially similar related actions arising out of the same general allegations or circumstances, be liable for fees and expenses of more than one separate firm of attorneys (in addition to any appropriate local counsel) at any time for the indemnified parties.  Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld.

8.             Contribution.  In order to provide for contribution in circumstances in which the indemnification provided for in Section 7 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, then each indemnifying party shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company, any contribution received by the Company from persons, other than the Initial Purchasers, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and directors of the Company) to which any indemnifying person may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company and by the Initial Purchasers from the offering of the Securities and the relative fault of the Company and of the Initial Purchasers in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Company, on one hand and the Initial Purchasers, on the other hand, shall be deemed to be in the same proportion, (x) in the case of the Company, the total proceeds from the offering (net of initial purchaser discounts and commissions but before deducting expenses) received by the Company and (y) in the case of the Initial Purchasers, the initial purchaser discounts and commissions received by the Initial Purchasers, respectively, in Section 2 of this Agreement.  The relative fault of the Company, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Initial Purchasers, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this Section 8, (i) in no case shall any Initial Purchaser be liable or responsible for any amount in excess of the initial purchaser discount applicable to the Securities purchased by such Initial Purchaser hereunder and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 8, each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the

Securities Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act and each director of the Company shall have the same rights to contribution as any, subject in each case to clauses (i) and (ii) of this Section 8.  Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise.  No party shall be liable for contribution with respect to any action or claim settled without its consent; provided, however, that such consent was not unreasonably withheld.

9.             Default By An Initial Purchaser.

(a)           If any Initial Purchaser or Initial Purchasers shall default in its or their obligation to purchase Firm Securities or Additional Securities hereunder, and if the Firm Securities or Additional Securities with respect to which such default relates do not (after giving effect to arrangements, if any, made by you pursuant to subsection (b) below) exceed in the aggregate 10% of the number of Firm Securities or Additional Securities, the Firm Securities or Additional Securities to which the default relates shall be purchased by the non-defaulting Initial Purchasers in proportion to the respective proportions which the numbers of Firm Securities set forth opposite their respective names in Schedule I hereto bear to the aggregate number of Firm Securities set forth opposite the names of the non-defaulting Initial Purchasers.

(b)           In the event that such default relates to more than 10% of the Firm Securities or Additional Securities, as the case may be, you may in your discretion arrange for you or for another party or parties (including any non-defaulting Initial Purchaser or Initial Purchasers who so agree) to purchase such Firm Securities or Additional Securities, as the case may be, to which such default relates on the terms contained herein.  In the event that within five calendar days after such a default you do not arrange for the purchase of the Firm Securities or Additional Securities, as the case may be, to which such default relates as provided in this Section 9, this Agreement or, in the case of a default with respect to the Additional Securities, the obligations of the Initial Purchasers to purchase and of the Company to sell the Additional Securities shall thereupon terminate, without liability on the part of the Company with respect thereto (except in each case as provided in Sections 5, 7(a) and 8 hereof) or the Initial Purchasers, but nothing in this Agreement shall relieve a defaulting Initial Purchaser or Initial Purchasers of its or their liability, if any, to the other non-defaulting Initial Purchasers and the Company for damages occasioned by its or their default hereunder.

(c)           In the event that the Firm Securities or Additional Securities to which the default relates are to be purchased by the non-defaulting Initial Purchasers, or are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Date or Additional Closing Date, as the case may be for a period, not exceeding five Business Days, in order to effect whatever changes may thereby be made necessary in the Offering Memorandum or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Offering Memorandum which, in the opinion of Initial Purchasers’ counsel, may thereby be made necessary or advisable.  The term “Initial Purchaser” as used in this Agreement shall include any party substituted under this Section 9 with like effect as if it had originally been a party to this Agreement with respect to such Firm Securities and Additional Securities.

10.          Survival Of Representations And Agreements.  All representations and warranties, covenants and agreements of the Initial Purchasers and the Company contained in this Agreement, including the agreements contained in Section 5, the indemnity agreements contained in Section 7 and the contribution agreements contained in Section 8, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Initial Purchasers or any controlling person thereof or by or on behalf of the Company, any of its officers and directors or any controlling person thereof, and shall survive delivery of any payment for the Securities to and by the Initial Purchasers.  The representations contained in Section 1 and the agreements contained in Sections 5, 7, 8 and 11(c) hereof shall survive the termination of this Agreement including pursuant to Section 11 hereof.

11.          Termination.

(a)           You shall have the right to terminate this Agreement at any time prior to the Closing Date or to terminate the Initial Purchasers obligations to purchase the Additional Securities prior to the Additional Closing Date, as the case may be, if (i) any domestic or international event or act or occurrence has materially disrupted, or in the opinion of you will in the immediate future materially disrupt, the market for the Company’s Securities or securities in general; or (ii) trading generally on the New York or American Stock Exchanges shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the New York or American Stock Exchanges by the New York or American Stock Exchanges or by order of the Commission or any other governmental authority having jurisdiction; or (iii) a general banking moratorium has been declared by New York State, federal or Bahamian authorities or if any new restriction materially adversely affecting the distribution of the Securities shall have become effective; or (iv)(A) there shall have occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States or there is a declaration of a national emergency or war by the United States or (B) there shall have been a change in political, financial or economic conditions if the effect of any such event in (A) or (B) is such as in the judgment of you makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Securities on the terms contemplated by the Offering Memorandum; (v) since the date as of which information is given in the Offering Memorandum, there shall have been any Material Adverse Change, except as described in or contemplated by the Offering Memorandum (excluding any amendment or supplement thereto); or (vi) the suspension of trading of the Company’s Ordinary Shares by the New York Stock Exchange, the Commission or any other governmental authority (other than any suspension that would not, in your reasonable judgment, make it impracticable or inadvisable to proceed with the offering, sale and delivery of the Securities on the terms contemplated by the Offering Memorandum).

(b)           Any notice of termination pursuant to this Section 11 shall be by telephone, telex, or telegraph, confirmed in writing by letter.

(c)           If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to (i) notification by you as provided in Section 11(a) hereof or (ii) Section 9(a) hereof), or if the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by the Initial Purchasers, reimburse the Initial Purchasers through you for all out-of-pocket expenses (including the fees and expenses of counsel for the Initial Purchasers), incurred by the Initial Purchasers in connection herewith.

12.          Notice.  All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and effective only on receipt, and, if sent to the Company, will be mailed or delivered to Richard Levine, Esq., Kerzner International Limited, Coral Towers, Paradise Island, The Bahamas, with a copy to Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, New York, 10019, Attention:  D. Collier Kirkham, Esq.; or if sent to any Initial Purchaser, will be mailed, delivered or telefaxed and confirmed to it at the address set forth on the first page hereto with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand Avenue, Suite 3400, Los Angeles, California 90071, Attention:  Nicholas Saggese, Esq., or in any case to such other address as the person to be notified may have requested in writing.

13.          Parties.  This Agreement shall inure solely to the benefit of, and shall be binding upon the Initial Purchasers and the Company and the controlling persons, directors, officers, employees and agents referred to in Sections 7 and 8, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained.  The term “successors and assigns” shall not include a purchaser, in its capacity as such, of Securities from an Initial Purchaser.

14.          Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT TO ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS.  EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

15.          Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

16.          Headings.  The section headings used herein are for convenience and shall not affect the construction hereof.

17.          Definitions.  The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York or the New York Stock Exchange are authorized or obligated by law or executive order to close.

“Commission” shall mean the Securities and Exchange Commission.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

If the foregoing correctly sets forth the understanding between the Initial Purchasers and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

Very truly yours,

KERZNER INTERNATIONAL LIMITED

By:	/s/ John R. Allison
Name: John R. Allison
Title: Executive Vice President — Chief Financial Officer

Accepted as of the date first above written:

DEUTSCHE BANK SECURITIES INC.

By:	/s/ A. Drew Goldman
Name: A. Drew Goldman
Title: Director

By:	/s/ Arthur Goldfrank
Name: Arthur Goldfrank
Title: Director

On behalf of themselves and the other
Initial Purchasers named in Schedule I hereto.